Exhibit 5.2

[Letterhead of Sullivan & Cromwell LLP]

June 19, 2012

Popular, Inc.,

        209 Muñoz Rivera Avenue,

                San Juan, Puerto Rico 00918.

Popular North America, Inc.,

        209 Muñoz Rivera Avenue,

                San Juan, Puerto Rico 00918.

Ladies and Gentlemen:

We are acting as counsel to Popular, Inc., a Puerto Rico corporation (the “Corporation”), in connection with the filing today by the Corporation of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers an indeterminate amount of securities, including the following securities:

(i)	senior debt securities (the “Popular Senior Debt Securities”) of the Corporation and subordinated debt securities (the “Popular Subordinated Debt Securities”) of the Corporation, and

(ii)	senior debt securities (the “PNA Senior Debt Securities”) of Popular North America, Inc., a Delaware corporation (“PNA”), bearing the unconditional guarantees (the “PNA Senior Debt Guarantees”) of the Corporation, and subordinated debt securities (the “PNA Subordinated Debt Securities”) of PNA, bearing the unconditional guarantees (the “PNA Subordinated Debt Guarantees”) of the Corporation.

We, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Boards of Directors of the Corporation and PNA (the “Corporation Resolutions” and “PNA Resolutions”,

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respectively) authorizing the issuance of the Popular Senior Debt Securities, the Popular Subordinated Debt Securities, the PNA Senior Debt Securities and the PNA Subordinated Debt Securities (sometimes collectively referred to herein as the “Debt Securities”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1) When the Registration Statement has become effective under the Act, the terms of the Popular Senior Debt Securities and of their issuance and sale have been duly established in conformity with the indenture, as supplemented, relating to the Popular Senior Debt Securities (the “Popular Senior Indenture”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Popular Senior Debt Securities have been duly executed and authenticated in accordance with the Popular Senior Indenture and issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the Corporation Resolutions, the Popular Senior Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2) When the Registration Statement has become effective under the Act, the terms of the Popular Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the Popular Subordinated Debt Securities (the “Popular Subordinated Indenture”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the Popular Subordinated Debt Securities have been duly executed and authenticated in accordance with the Popular Subordinated Indenture and issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the Corporation Resolutions, the Popular Subordinated Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) When the Registration Statement has become effective under the Act, the terms of the PNA Senior Debt Securities and the PNA Senior Debt Guarantees and of their issuance and sale have been duly established in conformity with the indenture, as supplemented, relating to the PNA Senior Debt Securities (the “PNA Senior Indenture”) so as not to violate any applicable law or result in a default under or breach of any

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agreement or instrument binding upon PNA or the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PNA or the Corporation, the PNA Senior Debt Securities have been duly executed and authenticated and the PNA Senior Debt Guarantees have been duly executed, each in accordance with the PNA Senior Indenture, and the PNA Senior Debt Securities have been issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the PNA Resolutions and the Corporation Resolutions, as applicable, the PNA Senior Debt Securities will constitute valid and legally binding obligations of PNA and the PNA Senior Debt Guarantees will constitute valid and legally binding obligations of the Corporation, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) When the Registration Statement has become effective under the Act, the terms of the PNA Subordinated Debt Securities and the PNA Subordinated Debt Guarantees and of their issuance and sale have been duly established in conformity with the indenture relating to the PNA Subordinated Securities (the “PNA Subordinated Indenture”) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PNA or the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PNA or the Corporation, the PNA Subordinated Debt Securities have been duly executed and authenticated and the PNA Subordinated Debt Guarantees have been duly executed, each in accordance with the PNA Subordinated Indenture, and the PNA Subordinated Debt Securities have been issued and sold as contemplated by the prospectus or prospectus supplement relating to the offer and sale thereof, and if all the foregoing actions are taken pursuant to the authority granted in the PNA Resolutions and the Corporation Resolutions, as applicable, the PNA Subordinated Debt Securities will constitute valid and legally binding obligations of PNA and the PNA Subordinated Debt Guarantees will constitute valid and legally binding obligations of the Corporation, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit, or on a related Guarantee, in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law a state court in the State of New York rendering a judgment on a Debt

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Security denominated in a foreign currency, or on a related Guarantee, would be required to render such judgment in the foreign currency or currency unit in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Commonwealth of Puerto Rico, and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of the laws of the Commonwealth of Puerto Rico, we have relied upon the opinion, dated the date hereof, of Ignacio Alvarez, Esq., Puerto Rico counsel to the Corporation and PNA, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Ignacio Alvarez.

Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Corporation and PNA, and other sources believed by us to be responsible, and we have assumed that each of the Popular Senior Indenture, the Popular Subordinated Indenture, the PNA Senior Indenture and the PNA Subordinated Indenture has been duly authorized, executed and delivered by the Trustee thereunder, assumptions which we have not independently verified. Finally, we have assumed that the authority granted in the Corporation Resolutions and PNA Resolutions will remain in effect at all relevant times.

This opinion may be relied upon by Ignacio Alvarez, Esq. as to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

Sullivan & Cromwell LLP